Exhibit 99.1



  U. S. STEEL ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR 10-3/4% SENIOR
                            NOTES DUE AUGUST 1, 2008

     PITTSBURGH, Nov. 29, 2006 - United States Steel Corporation (the

"Company")(NYSE:X) announced today that it has commenced a cash tender offer

(the "Offer") for any and all of its 10-3/4% Senior Notes due August 1, 2008,

(CUSIP No. 91263PAB1) (the "Notes") currently outstanding in the aggregate principal amount of $347,750,000, on the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement (the

"Statement") dated November 29, 2006. The Offer will expire at midnight, Eastern

Time on December 27, 2006, (the "Expiration Date") unless otherwise extended.

The Company plans to fund the Offer with currently available funds.

     The Company is also soliciting consents to certain proposed amendments to the Notes and the indenture pursuant to which they were issued, which amendments will eliminate substantially all of the restrictive covenants and certain events of default contained in the Notes and the related indenture. Holders tendering the Notes will be required to consent to such proposed amendments.

     Holders who validly tender their Notes pursuant to the Offer and validly deliver their consents pursuant to the solicitation by 5:00 p.m. Eastern Time on

December 12, 2006, (the "Consent Date") (and do not validly withdraw their Notes or revoke their consents by such date) will receive total consideration, for each $1,000 principal amount of the Notes, equal to the sum of the present value of the $1,000 principal amount plus the present value of all remaining interest payments that would accrue and be payable from the settlement date of the Offer to August 1, 2008. The discount rate used to compute present value will be determined by adding the sum of: (i) the yield of the 5.00% U.S. Treasury Note due July 31, 2008, at 2:00 p.m. on the Consent Date and (ii) 50 basis points.

Holders will also receive accrued and unpaid interest from the August 1, 2006,

interest payment date to the settlement date. This total consideration includes a $20.00 consent payment for holders who tender their Notes and deliver their related consents on or prior to 5:00 p.m., Eastern Time, on December 12, 2006

(unless extended or earlier terminated). Holders who validly tender their Notes and provide consents after such date, and on or prior to the Expiration Date,

are not entitled to the consent payment.

     This Offer and the related consent solicitation are being made upon the terms and subject to the conditions set forth in the Statement and related transmittal and consent documents, and the Company's obligation to purchase

Notes under this Offer and pay for the related consents is subject to certain conditions, including the condition that the Company has received, on or prior to the Consent Date, consents which have not been revoked in respect of a majority in principal amounts of the Notes.

      The Company may amend, extend, or terminate the Offer and consent solicitation. If the Company proceeds with this Offer and related consent solicitation, the Company will record a charge in the fourth quarter. Assuming all holders tender their Notes on or prior to the Consent Date and using a hypothetical discount rate of 5.287%, the Company would record an estimated pre-tax charge of $33 million for the premium, unamortized issuance and discount costs and transaction fees. The exact amount of the charge will depend on the number of Notes tendered and the discount rate.

      The Company has retained UBS Securities LLC to act as Dealer Manager in connection with the Offer. Questions about the Offer and related consent solicitation may be directed to the Liability Management Group of UBS Securities

LLC at (888) 722-9555 ext. 4210 (toll-free) or (203) 719-4210 (collect).

Questions about the Offer and related consent solicitation or requests for additional copies of this Statement or other transmittal and consent documents may be directed to Georgeson Inc., the Information Agent for the Offer and

related consent solicitation, at (866) 647-8861 (toll-free), banks and brokers may call (212) 440-9800.

      This press release is not an offer to purchase or a solicitation of acceptance of the Offer to purchase the Notes, which are being made only pursuant to the terms of the Statement and related consent and transmittal documents.

      The Offer and the related consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offer or consent solicitation is required to be made by a licensed broker or dealer, they shall be deemed to be made by UBS Securities LLC on behalf of the Company.

      Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation

Reform Act of 1995. Forward-looking statements include, but are not limited to financial items; any statements of the company's plans, strategies or objectives; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The Company's ability to repurchase the Notes is also dependent upon their holders' willingness to tender them to the Company. The estimated pre-tax charge associated with the Offer is subject to the number of Notes tendered and the final determination of the Offer price. A discussion of other factors that could affect the Company's future results is contained in the

Statement and in its periodic filings with the Securities and Exchange

Commission available free of charge at www.sec.gov. The Company assumes no obligation to update any forward-looking statements.

                                      -oOo-

For more information about U. S. Steel, visit www.ussteel.com.